UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2023

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On April 18, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Zoned Properties, Inc. (the “Company”) dismissed D. Brooks and Associates CPA’s, P.A. (the “Former Auditor”) as the Company’s independent registered public accounting firm.

The Former Auditor’s reports on the Company’s consolidated financial statements for the Company’s two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports expressed substantial doubt regarding the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and through April 18, 2023, there have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

Except as set forth below, during the fiscal years ended December 31, 2022 and 2021 and through April 18, 2023, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses which the Company identified in its internal control over financial reporting: (1) the lack of multiple levels of management review on complex accounting and financial reporting issues, (2) the Company had not implemented adequate system and manual controls, and (3) a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of the Company’s limited financial resources to support hiring of personnel and implementation of accounting systems.

The Company provided the Former Auditor with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that the Former Auditor furnish the Company a letter addressed to the Commission stating whether it agreed with the statements herein and, if not, stating the respects in which it does not agree. The Former Auditor’s letter to the Commission is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On April 18, 2023, the Audit Committee engaged Salberg & Company, P.A. (“New Auditor”) as its independent registered public accounting firm.

During the two most recent fiscal years and through April 18, 2023, neither the Company nor anyone acting on its behalf consulted with the New Auditor regarding either:

1. application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of D. Brooks and Associates CPA’s, P.A. to the Commission dated April 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: April 20, 2023	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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